Exhibit 99.1
News Release
Novelis Reports First Quarter Fiscal Year 2023 Results

Q1 Fiscal Year 2023 Highlights
•Net income attributable to its common shareholder increased 28% YoY to $307 million
•Net income from continuing operations of $307 million, up 1% YoY; net income from continuing operations excluding special items was $307 million, up 18% YoY
•Record Adjusted EBITDA of $561 million, up 1% YoY; Adjusted EBITDA per ton $583
•Shipments of 962 kilotonnes, down 1% from 973 kilotonnes in the prior year

ATLANTA, August 3, 2022 – Novelis Inc., a leading sustainable aluminum solutions provider and the world leader in aluminum rolling and recycling, today reported results for the first quarter of fiscal year 2023. Net income attributable to its common shareholder increased 28% versus the prior year to a record $307 million, while net income from continuing operations increased 1% to $307 million. Excluding special items in both years, first quarter fiscal year 2023 net income from continuing operations increased 18% versus the prior year to $307 million due primarily to higher underlying Adjusted EBITDA, unrealized derivative gains and a lower tax provision in the current year, partially offset by a tax litigation gain benefiting prior year net income.
"Novelis once again delivered record financial performance in the first quarter, following our record performance last fiscal year," said Steve Fisher, President and CEO, Novelis Inc. "With our unmatched global footprint, broad product portfolio, and first mover capacity expansion plans to support growing demand for innovative and sustainable aluminum solutions, Novelis will continue to lead the aluminum industry in fostering a circular economy and driving long-term value for our stakeholders."
Net sales increased 32% to $5.1 billion for the first quarter of fiscal year 2023, compared to $3.9 billion in the prior year period, primarily driven by higher average aluminum prices and local market premiums. Total flat rolled product shipments were 962 kilotonnes, 1% lower than prior year shipments of 973 kilotonnes, due mainly to supply chain constraints.
Adjusted EBITDA increased 1% to a record $561 million in the first quarter of fiscal year 2023, compared to $555 million in the prior year period which included a $47 million gain related to a favorable decision in a Brazilian tax litigation. The underlying increase in Adjusted EBITDA is primarily due to higher product pricing, including some higher cost pass-through to customers, favorable product mix on improved automotive and aerospace shipments, and lower metal costs due to improved recycling performance, partially offset by high cost inflation and unfavorable foreign exchange translation.
Adjusted Free Cash Flow from Continuing Operations was an outflow of $72 million in the first quarter of fiscal year 2023, higher than the prior year period outflow of $30 million due primarily to less favorable metal price lag. The company had a net leverage ratio (Net Debt / TTM Adjusted EBITDA) of 2.2x at the end of the first quarter of fiscal year 2023, compared to 2.5x in the prior year period.
"In a strong demand but capacity constrained environment, we continue to focus on delivering high-quality, high-recycled-content products to customers while continually optimizing our operations and portfolio," said Devinder Ahuja, Executive Vice President and Chief Financial Officer, Novelis Inc. "Given the growing market, we are vigorously allocating capital to continue to grow alongside our customers, with more than $4.5 billion of investment opportunities on our horizon."
The company continues to maintain a strong Total Liquidity position of $2.4 billion as of June 30, 2022.

First Quarter Fiscal Year 2023 Earnings Conference Call
Novelis will discuss its first quarter fiscal year 2023 results via a live webcast and conference call for investors at 7:00 a.m. EDT on Wednesday, August 3, 2022. To view slides and listen only, visit https://cc.callinfo.com/r/12r0f77q93ypv&eom. To join by telephone, dial toll-free in North America at 800-750-5849, India toll-free at 18002661057 or the international toll line at +1-212-231-2905. Presentation materials and access information can also be found at novelis.com/investors.
About Novelis
Novelis Inc. is driven by its purpose of shaping a sustainable world together. We are a critical partner providing innovative aluminum solutions to customers and the world’s largest roller and recycler of aluminum. Our ambition is to be the leading provider of low-carbon, sustainable aluminum solutions and to achieve a fully circular economy by partnering with our suppliers, as well as our customers in the aerospace, automotive, beverage can, and specialties industries throughout North America, Europe, Asia, and South America. Novelis had net sales of $17.1 billion in fiscal year 2022. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai. For more information, visit novelis.com.
Non-GAAP Financial Measures
This news release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides, which can be found at novelis.com/investors. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Attached to this news release are tables showing the condensed consolidated statements of operations, condensed consolidated balance sheets, condensed consolidated statements of cash flows, reconciliation of Adjusted EBITDA, Adjusted Free Cash Flow, Total Liquidity, Net Debt, income from continuing operations excluding special items, and segment information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this news release are statements about our ability to drive long-term value for our stakeholders or grow alongside our customers. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; inflationary pressures impacting the price of labor, freight, coatings and alloys; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing including in connection with potential acquisitions and investments; continued risks stemming from the acquisition of Aleris Corporation, including uncertainties inherent in the acquisition method of accounting; disruption to our global aluminum production and supply chain as a result of COVID-19 or geopolitical factors, such as Russia’s recent invasion of Ukraine; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; risks related to cybersecurity and data breaches; our potential inability to protect our intellectual property and the confidentiality of our know-how, trade secrets, technology, and other proprietary information; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; downturns in consumer demand for our products or changes in consumer preferences as it relates to our products; the impact of the global semiconductor shortage on automotive production and demand for automotive aluminum sheet; changes in general economic conditions including deterioration in the global economy; the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third party response to, the ongoing COVID-19 outbreak; the impact of climate change or the legal, regulatory, or market response to climate change; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; risks that production levels and margins of our recent capital expenditures do not grow in line with our current expectations and that we may not realize returns commensurate with our investments; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors are included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

Media Contact:	Investor Contact:
Julie Groover	Megan Cochard
+1 404 760 6461	+1 404 760 4170
julie.groover@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,
(in millions)	2022	2021
Net sales	$5,089	$3,855
Cost of goods sold (exclusive of depreciation and amortization)	4,265	3,137
Selling, general and administrative expenses	164	159
Depreciation and amortization	138	134
Interest expense and amortization of debt issuance costs	58	59
Research and development expenses	23	24
Gain on extinguishment of debt, net	—	(2)
Restructuring and impairment expenses (reversals), net	1	(2)
Equity in net income of non-consolidated affiliates	(4)	(1)
Other expenses (income), net	50	(64)
	4,695	3,444
Income from continuing operations before income tax provision	394	411
Income tax provision	87	108
Net income from continuing operations	307	303
Loss from discontinued operations, net of tax	(1)	(63)
Net income	306	240
Net loss attributable to noncontrolling interest	(1)	—
Net income attributable to our common shareholder	$307	$240

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except number of shares)	June 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,037	$1,070
Accounts receivable, net
— third parties (net of allowance for uncollectible accounts of $6 as of June 30, 2022, and March 31, 2022)	2,601	2,590
— related parties	234	222
Inventories	3,456	3,038
Prepaid expenses and other current assets	182	195
Fair value of derivative instruments	621	377
Assets held for sale	5	5
Current assets of discontinued operations	6	6
Total current assets	8,142	7,503
Property, plant and equipment, net	4,477	4,624
Goodwill	1,075	1,081
Intangible assets, net	604	623
Investment in and advances to non–consolidated affiliates	801	832
Deferred income tax assets	149	158
Other long-term assets
— third parties	295	274
— related parties	1	1
Total assets	$15,544	$15,096
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$59	$26
Short-term borrowings	603	529
Accounts payable
— third parties	3,843	3,869
— related parties	345	320
Fair value of derivative instruments	266	959
Accrued expenses and other current liabilities	859	774
Current liabilities of discontinued operations	21	21
Total current liabilities	5,996	6,498
Long-term debt, net of current portion	4,894	4,967
Deferred income tax liabilities	387	158
Accrued postretirement benefits	631	669
Other long-term liabilities	306	295
Total liabilities	12,214	12,587
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of June 30, 2022, and March 31, 2022	—	—
Additional paid-in capital	1,304	1,304
Retained earnings	2,125	1,818
Accumulated other comprehensive loss	(105)	(620)
Total equity of our common shareholder	3,324	2,502
Noncontrolling interest	6	7
Total equity	3,330	2,509
Total liabilities and equity	$15,544	$15,096

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,
(in millions)	2022	2021
OPERATING ACTIVITIES
Net income	$306	$240
Net loss from discontinued operations	(1)	(63)
Net income from continuing operations	$307	$303
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	138	134
(Gain) loss on unrealized derivatives and other realized derivatives in investing activities, net	(18)	13
Loss on sale of assets, net	1	—
Gain on extinguishment of debt, net	—	(2)
Deferred income taxes, net	12	56
Equity in net income of non-consolidated affiliates	(4)	(1)
(Gain) loss on foreign exchange remeasurement of debt	(11)	1
Amortization of debt issuance costs and carrying value adjustments	4	5
Other, net	1	1
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(97)	(357)
Inventories	(510)	(451)
Accounts payable	135	498
Other assets	7	(55)
Other liabilities	79	(80)
Net cash provided by operating activities – continuing operations	44	65
Net cash used in operating activities – discontinued operations	(1)	(3)
Net cash provided by operating activities	$43	$62
INVESTING ACTIVITIES
Capital expenditures	$(110)	$(101)
Acquisition of business and other investments, net of cash acquired	(4)	—
Proceeds from sales of assets, third party, net of transaction fees and hedging	—	1
(Outflows) proceeds from investment in and advances to non-consolidated affiliates, net	(9)	7
Outflows from the settlement of derivative instruments, net	(3)	(4)
Other	6	3
Net cash used in investing activities	$(120)	$(94)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	$—	$20
Principal payments of long-term and short-term borrowings	(107)	(262)
Revolving credit facilities and other, net	183	125
Debt issuance costs	—	(2)
Net cash provided by (used in) financing activities	$76	$(119)
Net decrease in cash, cash equivalents and restricted cash	(1)	(151)
Effect of exchange rate changes on cash	(33)	11
Cash, cash equivalents and restricted cash — beginning of period	1,084	1,027
Cash, cash equivalents and restricted cash — end of period	$1,050	$887

Cash and cash equivalents	$1,037	$872
Restricted cash (included in other long-term assets)	13	15
Cash, cash equivalents and restricted cash — end of period	$1,050	$887

Reconciliation of Adjusted EBITDA (unaudited) to Net Income Attributable to our Common Shareholder
The following table reconciles Adjusted EBITDA, a non-GAAP financial measure, to net income attributable to our common shareholder.

	Three Months Ended June 30,
(in millions)	2022	2021
Net income attributable to our common shareholder	$307	$240
Net loss attributable to noncontrolling interests	(1)	—
Income tax provision	87	108
Interest, net	54	56
Depreciation and amortization	138	134
EBITDA	$585	$538

Adjustment to reconcile proportional consolidation	$14	$14
Unrealized (gains) losses on change in fair value of derivative instruments, net	(42)	4
Realized gains on derivative instruments not included in Adjusted EBITDA	(1)	(1)
Gain on extinguishment of debt, net	—	(2)
Restructuring and impairment expenses (reversals), net	1	(2)
Loss on sale assets, net	1	—
Loss from discontinued operations, net of tax	1	63
Metal price lag	(3)	(54)
Other, net	5	(5)
Adjusted EBITDA	$561	$555

Adjusted Free Cash Flow (unaudited)
The following table reconciles Adjusted Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations, non-GAAP financial measures, to net cash provided by operating activities - continuing operations.

	Three Months Ended June 30,
(in millions)	2022	2021
Net cash provided by operating activities – continuing operations	$44	$65
Net cash used in investing activities – continuing operations	(120)	(94)
Plus: Cash used in the acquisition of business and other investments, net of cash acquired	4	—
Less: Proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging	—	(1)
Adjusted Free Cash Flow from Continuing Operations	(72)	(30)
Net cash used in operating activities – discontinued operations	(1)	(3)
Adjusted Free Cash Flow	$(73)	$(33)

Cash and Cash Equivalents and Total Liquidity (unaudited)
The following table reconciles Total Liquidity to the ending balances of cash and cash equivalents.

(in millions)	June 30, 2022	March 31, 2022
Cash and cash equivalents	$1,037	$1,070
Availability under committed credit facilities	1,341	1,499
Total Liquidity	$2,378	$2,569

Net Debt (unaudited)
The following table reconciles long-term debt, net of current portion to Net Debt.

	June 30,
	2022	2021
Long–term debt, net of current portion	$4,894	$4,960
Current portion of long-term debt	59	541
Short-term borrowings	603	359
Cash and cash equivalents	(1,037)	(872)
Net Debt	$4,519	$4,988

Reconciliation of Net Income from Continuing Operations, Excluding Special Items (unaudited) to Net Income from Continuing Operations
The following table presents net income from continuing operations excluding special items. We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended June 30,
(in millions)	2022	2021
Net income from continuing operations	$307	$303
Special Items:
Gain on extinguishment of debt, net	—	(2)
Metal price lag	(3)	(54)
Restructuring and impairment expenses (reversals), net	1	(2)
Tax effect on special items	2	15
Net income from continuing operations, excluding special items	$307	$260

Segment Information (unaudited)
The following tables present selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended June 30, 2022	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$227	$84	$94	$156	$—	$561

Shipments (in kt)
Rolled products – third party	386	265	164	147	—	962
Rolled products – intersegment	—	7	21	1	(29)	—
Total rolled products	386	272	185	148	(29)	962

Selected Operating Results Three Months Ended June 30, 2021	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$172	$102	$88	$193	$—	$555

Shipments (in kt)
Rolled products – third party	358	268	190	157	—	973
Rolled products – intersegment	—	11	2	—	(13)	—
Total rolled products	358	279	192	157	(13)	973